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                                                                  EXHIBIT 10.2

                                 PROMISSORY NOTE

$200,000.00                       HOUSTON, TEXAS               February 27, 1998

         FRANK W. EAKIN, (hereinafter called "Maker"), for value received, promises and agrees to pay on or before December 31, 2009, in installments as herein provided, unto the order of FIRST WAVE MARINE, INC., a Delaware corporation (hereinafter called "Payee"), at its offices at 4000 S. Sherwood Forest Boulevard, Suite 603, Baton Rouge, Louisiana 70816, or at such other location as Payee may designate in writing, in lawful money of the United States of America, such sums as the holder hereof may loan or advance to or for the benefit of Maker on or after the date hereof in accordance with the terms hereof, together with interest on the unpaid principal balance outstanding from time to time hereon computed from the date of each advance until maturity at a rate of six percent (6.0%) per annum. Interest shall be calculated on a per annum basis of 365 days unless such calculation would result in a usurious rate, in which event, interest shall be calculated on a full calendar year basis.

         ALL PAST due principal and interest shall bear interest until paid at a rate of seven percent (7.0%) per annum.

         THE UNPAID principal balance hereof shall at no time exceed the sum of TWO HUNDRED THOUSAND NO/100 DOLLARS ($200,000.00).

         INTEREST on this note is due and payable in installments of accrued interest which shall be due and payable on December 31, 1998 and thereafter on December 31st of each consecutive calendar year during the term hereof and at maturity.

         IF ANY PAYMENT of principal or interest on this note shall become due on a Saturday, Sunday, or public holiday under the laws of the State of Texas on which Payee is not open for business, such payment shall be made on the next succeeding business day of Payee, and any such extension or reduction of time shall in such case be included in computing interest in connection with such payment.

         PAYMENT of this note before maturity may be made at any time or from time to time, in whole or in part, without penalty or premium. Any such payment shall be applied first to accrued interest and secondly to principal.

         THE UNPAID PRINCIPAL BALANCE of this note at any time shall be the total amounts lent or advanced hereunder by the holder hereof from and after the date hereof, less the amount of payments or prepayments of principal made hereon by or for the account of Maker. It is contemplated that by reason of prepayments hereon there may be times when no indebtedness is owing hereunder; but notwithstanding such occurrences, this note shall remain valid and shall be in full force and effect as to loans or advances made pursuant to and under the terms of this note subsequent to each occurrence. In the event that the


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$200,000.00                       HOUSTON, TEXAS               FEBRUARY 27, 1998


unpaid principal amount hereof at any time, for any reason, exceeds the maximum amount hereinabove specified or the Available Amount (as hereinafter defined), Maker covenants and agrees to pay the excess principal amount forthwith upon demand; such excess principal amount shall in all respects be deemed to be included among the loans or advances made pursuant to the other terms of this note and shall bear interest at the rates hereinabove stated.

         ADVANCES hereunder may be made by the holder hereof (i) pursuant to the terms of any written agreement executed in connection herewith between Maker and the holder of this Note, or (ii) at the oral or written request of Maker. Maker covenants and agrees to furnish to the holder hereof written confirmation of any such oral request within five (5) days of the resulting loan or advance, but any such loan or advance shall be deemed to be made under and entitled to the benefits of this note irrespective of any failure by Maker to furnish such written confirmation. Any loan or advance shall be conclusively presumed to have been made under the terms of this note to or for the benefit of Maker when made pursuant to the terms of any written agreement executed in connection herewith between Maker and the holder of this Note, or in accordance with such requests and directions. On December 31, 2000 and on December 31st of each consecutive calendar year during the term hereof (the "Reduction Dates"), the right of Maker to request advances on this note shall be reduced by $20,000.00 (such reduced amount that is available to be advanced to be hereinafter referred to as the "Available Amount"). On each such Reduction Date, Maker covenants and agrees to repay the amount by which, on such Reduction Date, the unpaid principal balance of this note exceeds the Available Amount as the same has been reduced on such Reduction Date and all previous Reduction Dates.

         IT IS ESPECIALLY agreed between the parties hereto that time is of the essence of this note and if default is made in the payment of any installment of principal or interest hereof, as and when the same is or becomes due, or if default occurs under any instrument securing the payment hereof or executed in connection herewith, the owner and holder of this note may, at its option, without notice or demand (being specifically waived below), declare all sums owing hereon at once due and payable. If default is made in the payment of this note at maturity (regardless of how maturity may be brought about) and the same is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in bankruptcy, probate, receivership, reorganization, arrangement, or other judicial proceedings for the establishment or collection of any amount called for hereunder, or any amount payable or to be payable hereunder is collected through any such proceedings, Maker agrees and is also to pay to the owner and holder of this note a reasonable amount as attorney's or collection fees.

         MAKER expressly waives demand, notice of intent to demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice
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$200,000.00                       HOUSTON, TEXAS              FEBRUARY 27, 1998


of intent to accelerate maturity, notice of acceleration of maturity, bringing of suit and diligence in taking any action to collect amounts called for hereunder and in the handling of securities at any time existing in connection herewith; and is and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder. Failure by the holder of this note to exercise its option to accelerate upon any default shall not constitute a waiver of the holder's right to exercise such option in the event of any subsequent default.

         IT IS the intention of Maker and Payee to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the State of Texas and the laws of the United States of America), then, in that event, notwithstanding anything to the contrary in any agreement entered into in connection with or as security for this note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under this note or under any of the other aforesaid agreements or otherwise in connection with this note shall under no circumstances exceed the maximum rate of nonusurious interest allowed by law as of the date hereof (the "Highest Lawful Rate") and any excess shall be credited on this note by the holder hereof (or, if this note shall have been paid in full, refunded to Maker); (ii) in the event that maturity of the note is accelerated by reason of an election by the holder hereof resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount allowed by applicable law, and excess interest, if any, provided for in this note or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited on this note (or if this note shall have been paid in full, refunded to Maker); (iii) it is further agreed, without limitation of the foregoing, that all calculations of the rate of interest contracted for, charged, or received on this note that are made for the purpose of determining whether such rate exceeds the maximum amount of interest allowed by applicable law, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating, and spreading throughout the full stated term of this note so that such rate of interest on account of this note, as so calculated, is uniform throughout the term thereof; and (iv) that the Maker and Payee agree that for the purposes of this paragraph, the applicable interest ceiling is the Highest Lawful Rate. Notwithstanding anything to the contrary contained herein or in any other document executed in connection herewith, it is not the intention of Payee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

         THIS NOTE has been executed and delivered in and shall be construed in accordance with and governed by the laws of the State of Texas and of the United States of America,
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$200,000.00                       HOUSTON, TEXAS              FEBRUARY 27, 1998

except that Tex. Rev. Civ. Stat. Ann. art. 5069 Ch. l5, as amended (which regulates certain revolving credit loan accounts and revolving triparty accounts) shall not apply to the revolving loan account created pursuant hereto.

         UNLESS CHANGED in accordance with law, the applicable rate ceiling under Texas law shall be the indicated (weekly) rate ceiling from time to time in effect, as provided in Tex. Rev. Civ. Stat. Ann. art. 5069-1.04, as amended.



                                          /s/ FRANK W. EAKIN
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                                          Frank W. Eakin

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